UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D. C. 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)			November 19, 2003
POTOMAC ELECTRIC POWER COMPANY (Exact name of registrant as specified in its charter)
District of Columbia and Virginia (State or other jurisdiction of incorporation)		001-01072 (Commission File Number)	53-0127880 (I.R.S. Employer Identification No.)
701 Ninth Street, N. W., Washington, D. C (Address of principal executive offices			20068 (Zip Code)
Registrant's telephone number, including area code			(202) 872-3526
(Former Name or Former Address, if Changed Since Last Report)

Pepco Form 8-K
Item 5.

Other Events.

On October 24, 2003, Pepco Holdings, Inc. (the "Company") and Potomac Electric Power Company, its wholly owned subsidiary ("Pepco"), entered into a Settlement Agreement and Release (the "Settlement Agreement") with Mirant Corporation and its affiliate Mirant Americas Energy Marketing, LP (the "Mirant Parties") regarding Transition Power Agreements for the District of Columbia and Maryland (the "TPAs) between Mirant and Pepco, under which Mirant is obligated to supply Pepco with all of the capacity and energy needed to fulfill its standard offer service obligations in Maryland through June 2004 and its standard offer service obligations in the District of Columbia into January 2005. Under the Settlement Agreement, the Mirant Parties, which have filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Northern District of Texas (the "Bankruptcy Court"), have agreed that they will assume both of the TPAs in exchange for Pepco's agreement to amend the TPAs, effective October 1, 2003, to increase the purchase price of energy under the TPAs. The terms of the Settlement Agreement are more fully described in the Form 10-Q/A of the Company and Pepco for the quarter ended September 30, 2003.

On November 19, 2003, the Bankruptcy Court approved an Amended Settlement Agreement and Release, dated as of October 24, 2003 (the "Amended Settlement Agreement"), which supersedes the Settlement Agreement, filed as Exhibit 10.1 to Current Reports on Form 8-K of the Company and Pepco, filed October 27, 2003. The Amended Settlement Agreement, the terms of which conform in all material respects to the terms of the Settlement Agreement, is filed as Exhibit 10.1 hereto and is hereby incorporated by reference.

Item 7.	Financial Statements and Exhibits. (c) Exhibits
	Exhibit No.	Description of Exhibit	Reference
	10.1	Amended Settlement Agreement and Release.	Filed herewith.
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Pepco Form 8-K
Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
November20, 2003 DATE		POTOMAC ELECTRIC POWER COMPANY (Registrant) By: /s/ A. W. WILLIAMS Andrew W. Williams Senior Vice President and Chief Financial Officer
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